                      TWELFTH AMENDMENT TO CREDIT AGREEMENT

         TWELFTH AMENDMENT TO CREDIT AGREEMENT ("Twelfth Amendment"), dated as of February 17, 2000 to the Credit Agreement, dated as of May 17, 1996, among Packaging Resources Incorporated, a Delaware corporation (the "Borrower"), the lender signatories thereto ("Lenders") and LaSalle Bank, National Association, a national banking association, f/k/a LaSalle National Bank ("LaSalle"), as agent for such Lenders (LaSalle, in such capacity "Agent").

         WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of May 17, 1996 as amended by that certain First Amendment to Credit Agreement, dated December 12, 1996, by and among the Borrower, the Lenders and the Agent ("First Amendment"), by that certain Second Amendment to Credit Agreement dated as of April 24, 1997, by and among the Borrower, the Lenders and the Agent ("Second Amendment"), by that certain Third Amendment to Credit Agreement dated August 27, 1997, by and among the Borrower, the Lenders and the Agent ("Third Amendment"), by that certain Fourth Amendment to Credit Agreement dated as of April 30, 1998, by and among the Borrower, the Lenders and the Agent ("Fourth Amendment"), by that certain Fifth Amendment to Credit Agreement and First Amendment to Security Agreement dated August 5, 1998 by and among the Borrower, the Lenders and the Agent, by that certain Sixth Amended to Credit Agreement dated as of February 25, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Seventh Amendment to Credit Agreement dated April 27, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Eighth Amendment to Credit Agreement dated May 18, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Ninth Amendment to Credit Agreement dated August 25, 1999 by and among the Borrower, the Lenders and the Agent, by that certain Tenth Amendment to Credit Agreement dated October 7, 1999 by and among the Borrower, the Lenders and the Agent and by that certain Eleventh Amendment to Credit Agreement dated as of November 15, 1999 by and among, the Borrower, the Lenders and the Agent, (said Credit Agreement, as amended, is hereinafter referred to as the "Credit Agreement");

         WHEREAS, the Borrower, the Lenders and the Agent wish to amend and modify certain of the provisions of the Credit Agreement pursuant to the terms hereof;

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Credit Agreement, the parties hereto hereby agree as follows:

1. DEFINITIONS. Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

1. ADDITIONAL DEFINITION. The following definition of "Two New Printers" is hereby inserted into Section 1.1 of the Credit Agreement:

                                      * * *

               "Two New Printers" shall mean the two AEI printers purchased by the Borrower on or prior to ____________, 2000.

                                      * * *

1.        REVOLVING CREDIT FACILITY COMMITMENT AND BORROWING LIMIT. Section
2.2 of the Credit Agreement is deleted and the following is inserted in its stead:

                                      * * *

               "Section 2.2 REVOLVING CREDIT FACILITY COMMITMENT AND BORROWING LIMIT. (a) The Revolving Loan shall not at any time, when taken together with the Letter of Credit Usage at such time (after giving effect to any concurrent reimbursement of a Letter of Credit with the proceeds of a Revolving Advance pursuant to Section 4A.1(c) hereof) exceed the least of (i) the remainder of (x) Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000) MINUS (y) the amount of the Equipment Advance advanced to the Borrower to finance a portion of the purchase price for the Two New Printers ("Revolving Credit Facility Commitment"), (ii) the Borrowing Base as of such time and (iii) the maximum amount permitted by the Senior Note Documents (the least of (i), (ii) and (iii) being the "Borrowing Limit").

               (b) Subject to the limitations of Sections 2 and 3 hereof, the Borrower may borrow, repay (without premium or penalty) and reborrow the Revolving Loan. The portion of the Revolving Loan to be funded by each Lender shall not exceed in aggregate principal amount at one time outstanding, and no Lender shall have any obligation to make its pro rata share of any Revolving Advance which shall result in such Lender's share of the Revolving Loan at such time plus such Lender's share of the Letter of Credit Usage at such time being in the aggregate in excess of, the revolving commitment amount set forth opposite such Lender's name on Schedule 1.1 to the Seventh Amendment (as such amount may be reduced from time to time in accordance with the terms hereof, for each Lender its "Revolving Commitment").

               (c) The Revolving Commitment of each Lender shall be reduced upon each reduction of the Revolving Credit Facility Commitment. The amount of the reduction for each Lender shall be equal to such Lender's pro rata share (based on its percentage interest in the Revolving Credit Facility Commitment) of the reduction in the Revolving Credit Facility Commitment."

                                      * * *

1. EQUIPMENT ACQUISITION LOANS. Section 2.3.1 of the Credit Agreement is hereby deleted and the following is inserted in its stead:

*       *       *

               "Section 2.3.1 EQUIPMENT ACQUISITION LOANS. During the period between the Fifth Amendment Effective Date and the date which is the earlier of (i) the Maturity Date and (ii) eighteen months after the Fifth Amendment Effective Date, each Lender agrees, for so long as no Default or Event of Default exists, to make such Lender's pro rata share of equipment acquisition loans (each such loan an "Equipment Advance" and the outstanding principal balance of all Equipment Advances from time to time, the "Equipment Loan") to the Borrower to finance, in part, the purchase by the Borrower of Eligible Equipment. The aggregate principal amount of the Equipment Commitments is Seven Million Five Hundred Thousand Dollars ($7,500,000) PLUS the amount of the Equipment Advance advanced to the Borrower to finance a portion of the purchase price of the Two New Printers. In no event, however, shall the outstanding principal balance of the Equipment Loan exceed Ten Million Dollars ($10,000,000). Subject to all of the terms and conditions of this Agreement, each Lender agrees, for so long as no Default or Event of Default exists, to make Equipment Advances to the Borrower from time to time, as requested by the Borrower in accordance with the terms of Section 2.4 hereof, up to a maximum principal amount at any time outstanding equal to the product of (A) Seven Million Five Hundred Thousand Dollars ($7,500,000) PLUS the amount of the Equipment Advance advanced to the Borrower to finance a portion of the purchase price of the Two New Printers, multiplied by (B) such Lender's pro rata share of the Equipment Commitments. In no event
         (x) shall any one request by the Borrower for Equipment Advances be in the amount of less than One Million Dollars ($1,000,000) or, (y) shall the amount of any one request by Borrower for Equipment Advances exceed sixty-seven percent (67%), the hard cost (invoice price less taxes and delivery) of the Eligible Equipment, the purchase of which is to be financed, in part, with the proceeds of the applicable Equipment Advance. Prior to the funding of any Equipment Advance, the Borrower shall provide the Agent with (i) copies of the invoices or other comparable documentation for the Eligible Equipment, the purchase of which is to be financed, in part, with the proceeds of such proposed Equipment Advance together with such other supporting details as reasonably requested by Agent, and (ii) properly executed UCC-1 Financing Statements describing, in sufficient detail to meet the requirements of the Uniform Commercial Code for perfection of purchase money security interests, such

         Eligible Equipment. All such Equipment Advances shall be secured by all of the Eligible Equipment, the purchase of which was financed, in part, by the proceeds of Equipment Advances. The principal amount of all Equipment Advances shall be due on the Maturity Date or as otherwise provided in the Equipment Note or as otherwise provided herein, provided that Borrower may prepay, without penalty or premium, the outstanding principal balance of any Equipment Advance. The Equipment Advances shall be evidenced by promissory notes to be executed and delivered by the Borrower to the Lenders on or prior to the Fifth Amendment Effective Date, the form of which is attached hereto and made a part hereof as Exhibit 2.3.1 (the "Equipment Note(s)"), shall bear interest as specified in Section 2.6 and shall be repayable in accordance with the terms hereof and of the Equipment Notes. On the date which is eighteen months after the Fifth Amendment Effective Date, the outstanding Equipment Advances shall be converted into term loans. The principal amount of such Equipment Advances so converted to a term obligation shall be amortized on the basis of sixty (60) equal monthly payments, commencing on the first day of the calendar month after the calendar month in which the conversion occurs. The foregoing notwithstanding, the entire principal balance of all Equipment Advances shall be due and payable on the Equipment Maturity Date."

*       *       *

1.        AMENDED AND RESTATED REVOLVING NOTE AND EQUIPMENT ACQUISITION NOTE.
It shall be a condition precedent to the effectiveness of this Twelfth Amendment that Borrower shall have executed and delivered to LaSalle Bank, National Association, as the sole Lender, an amended and restated Revolving
Note in the form of Exhibit 2.3 to the Credit Agreement in the aggregate principal amount of the Revolving Loan Commitment and an amended and restated Equipment Acquisition Note in the form of Exhibit 2.3.1 to in Credit Agreement in the aggregate principal amount of the Equipment Commitments. Upon receipt of such amended and restated Revolving Note and Equipment Note, LaSalle Bank, National Association shall return the amended and restated Revolving Note and amended and restated Equipment Acquisition Note previously delivered by Borrower to LaSalle Bank, National Association marked "amended and superseded."

1. SCHEDULE 1.1. Schedule 1.1 attached to the Credit Agreement is hereby deleted and Schedule 1.1 attached to this Seventh Amendment is hereby inserted in its stead.

1. UNUSED EQUIPMENT ACQUISITION LOAN FACILITY FEE. Section 3.8 of the Credit Agreement is hereby deleted and the following is inserted in its stead:

               "Section 3.8 UNUSED FACILITY FEE. The Borrower shall pay to the Agent for the PRO RATA account of the Lenders a commitment fee, which shall accrue from and after the Closing Date until the date of the expiration, termination or cancellation of the Borrower's ability to request Equipment Advances payable quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing September 30, 1998 (and on the date which is the earlier of eighteen months from the Fifth Amendment Effective Date or earlier expiration, termination or cancellation of Borrower's ability to request Equipment Advances), of one-half of one percent (0.5%) per annum on the average amount, calculated on a daily basis based on a 360-day year, by which Seven Million Five Hundred Thousand Dollars ($7,500,000) PLUS the amount of the Equipment Advance advanced to the Borrower to finance a portion of the purchase price of the Two New Printers exceeds the aggregate amount of Equipment Advances made by Lenders pursuant to the terms hereof.

1. FINANCIAL COVENANTS. Section 8.16 (a) and Section 8.16(b) of the Credit Agreement are deleted and the following are inserted in their stead:

2.

*       *       *
               "Section 8.16 FINANCIAL COVENANTS. The Borrower covenants and agrees that:

               (a) Fixed Charge Coverage Ratio: The Fixed Charge Coverage Ratio, as of the end of (i) the one fiscal quarter then ended in respect to the fiscal quarter ending on August 31, 1996, (ii) the two consecutive fiscal quarters then ended in respect to the fiscal quarter ending on November 30, 1996, (iii) the three consecutive fiscal quarters then ended in respect to the fiscal quarter ending on February 28, 1997, and (iv) the four consecutive fiscal quarters then ended in respect to the fiscal quarter ending on May 31, 1997 and the last day of each August, November, February and May thereafter, shall not be less than the ratio set forth opposite such date:


                           FISCAL QUARTER                               RATIO
                      ENDING ON THE LAST DAY OF                         -----
                      -------------------------
               AUGUST AND NOVEMBER, 1998                              1.00 TO 1
               -------------------------                              ---------
               FEBRUARY, 1999                                         1.05 TO 1
               --------------                                         ---------
               MAY, AUGUST AND NOVEMBER, 1999                         1.10 TO 1
               ------------------------------                         ---------
               FEBRUARY, 2000                                         0.80 TO 1
               --------------                                         ---------
               MAY, AUGUST AND NOVEMBER, 2000 AND                     1.20 TO 1
               ----------------------------------                     ---------
               FEBRUARY, 2001 AND EACH FISCAL QUARTER THEREAFTER
               -------------------------------------------------

               (b) FUNDED DEBT TO EBITDA RATIO: THE RATIO OF FUNDED DEBT AS OF THE LAST DAY OF EACH OF THE FISCAL QUARTERS LISTED BELOW TO EBITDA FOR THE FOUR CONSECUTIVE FISCAL QUARTERS THEN ENDED SHALL NOT BE MORE THAN THE AMOUNT SET FORTH BELOW OPPOSITE SUCH PERIOD:


                           FISCAL QUARTER                               RATIO
                      ENDING ON THE LAST DAY OF                         -----
                      -------------------------
               AUGUST AND NOVEMBER, 1998 AND FEBRUARY, 1999           5.00 TO 1
               --------------------------------------------           ---------
               MAY, 1999                                              5.40 TO 1
               ---------                                              ---------
               AUGUST, 1999                                           5.00 TO 1
               ------------                                           ---------
               NOVEMBER, 1999                                         5.00 TO 1
               --------------                                         ---------
               FEBRUARY, 2000                                         6.00 TO 1
               --------------                                         ---------
               MAY, AUGUST AND NOVEMBER, 2000                         4.50 TO 1
               ------------------------------                         ---------
               FEBRUARY, 2001 AND EACH FISCAL QUARTER THEREAFTER      4.25 TO 1"
               -------------------------------------------------      ----------

                                 *   *   *

1. CONTINUING EFFECT. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

1. COUNTERPARTS. This Twelfth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

            IN WITNESS WHEREOF, this Twelfth Amendment has been duly executed as of the date first written above.

PACKAGING RESOURCES                             LASALLE BANK, NATIONAL
INCORPORATED,                                   ASSOCIATION,
as Borrower                                     as Agent and Lender



By: /s/ Jerry J. Corirossi                      By: /s/ Meghan Blake
   Name: Jerry J. Corirossi                        Name: Meghan Blake
   Title: Executive Vice President                 Title: Assistant Vice
                                                          President --
                                                          Commercial Lending


                                           SCHEDULE 1.1

                       REVOLVING         MAXIMUM                  EQUIPMENT              MAXIMUM
    LENDER            COMMITMENT        REVOLVING                   LOAN                EQUIPMENT
    ------            PERCENTAGE        COMMITMENT                PERCENTAGE           COMMITMENT
                      ----------        ----------                ----------           ----------
LASALLE BANK,            100%          $25,500,000                   100%              $7,500,000
NATIONAL ASSOCIATION
                                  $25,500,000 MINUS, the amount                  PLUS the amount of the
                                  of the Equipment Advance                       Equipment Advance advanced to
                                  advanced to the Borrower to                    the Borrower to finance a
                                  finance a portion of the                       portion of the purchase price
                                  purchase price for the Two                     for the Two New Printers
                                  New Printers